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                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]Preliminary Proxy Statement

[ ]Confidential, for Use of the Commission Only (as permitted by Rule
   14a-6(e)(2))

[ ] Definitive Proxy Statement

[x] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section240.14a-11(c) or
    Section240.14a-12

                         SCICLONE PHARMACEUTICALS, INC.

                (Name of Registrant as Specified In Its Charter)



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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ] Fee paid previously with preliminary materials.

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    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                   SCICLONE REAFFIRMS PROXY PROPOSALS DESIGNED

                    TO PROTECT AND ENHANCE SHAREHOLDER VALUE

San Mateo, CA, May 17, 2002 - SciClone Pharmaceuticals, Inc. (Nasdaq: SCLN) today reaffirmed that the proposals on the 2002 proxy statement are designed to protect and enhance shareholder value, particularly as the Company continues to progress with its late-stage clinical trials for its lead drug ZADAXIN(R) in the U.S., Europe and Japan.

Donald R. Sellers, President and CEO of SciClone, commented, "We firmly believe these proposals will protect and enhance the value of every shareholder's investment in SciClone. We were contacted by Randal Kirk yesterday and declined his offer to negotiate these proposals. Although we respect Randal Kirk and his opinions, we believe he does not fully understand the proposals and we profoundly disagree with his reported assessments. We respect all shareholders equally, regardless of their individual holdings, and firmly believe these proposals best represent the interests of all our shareholders."

A copy of SciClone's 2002 Proxy Statement which outlines the proposals and the Board of Directors' reasons for support for these proposals is available in the investor relations section of the Company's website at www.sciclone.com.

SciClone Pharmaceuticals' lead immune system enhancing drug ZADAXIN is approved for sale in 27 countries and has been administered without clinically significant side effects to patients for over 10 years. ZADAXIN is currently in phase 3 hepatitis C clinical trials in the U.S., a phase 3 hepatitis B clinical trial in Japan and in a phase 2-3 cancer program in Europe.

SciClone's strategic goal is to become the principal worldwide provider of immune system enhancers as monotherapies and as critical components of combination drug therapies for infectious diseases and cancer. Other drugs in SciClone's pipeline are intended to protect and expand this franchise and to address the protein-based disorder that causes cystic fibrosis.

Corporate information contact:
Richard A. Waldron, CFO
650-358-3437